Exhibit 10.12

                          STOCK SUBSCRIPTION AGREEMENT


THIS AGREEMENT is made and entered into this    day of 2008
by and between Sustainable Power Corporation, traded OTC Pink Sheets: SSTP, a Nevada corporation, whose principal place of business is 7100 Hwy 146 South Baytown, TX 77521 (hereinafter referred to as "Seller" or the "Corporation" and Borneo Energy Sendirian Berhad, a Malaysian corporation, whose principal place of business is 17th Floor, Menara Hap Seng, 50250 Kuala Lumpur, Malaysia


WHEREAS, the Seller is the Issuer of the capital stock of the Corporation.


WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;


NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation's Stock aforementioned, it is hereby agreed as follows:

     1.     PURCHASE AND SALE

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing 50,000,000 (fifty million shares) of Restricted Stock of the Seller, and the Purchaser shall purchase from the Seller the Corporation's Restricted Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation's Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

     2.     AMOUNT AND PAYMENT OF PURCHASE PRICE

The total consideration in the amount of two million U.S. Dollars ($2,000,000) and the method of payment thereof shall be as follows:


     (a) One Hundred Thousand Dollars (U.S.) ($100,000) payable by wire transfer immediately upon signing this agreement.


     (b) One Million Nine Hundred Thousand Dollars ($ 1,900,000.00) payable by wire transfer on or before the 16th day of March 2008.

     Name of Bank: Regions Bank - Natchez Branch - 55 Sergeant Prentiss Drive, Natchez, Ms 39120-4740 tel: 601-445-3020

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     ABA Number: 062000019


     Name of Account:  Sustainable Power Corp


     Account Number: [Confidential]


     3.   REPRESENTATIONS AND WARRANTIES OF SELLER


a.   Organization and Standing.

     Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

b.   Restrictions on Stock.

     The Seller is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock. The Seller is the lawful Issuer of the Stock, free and clear of all security interests, liens, encumbrances (other than those created by Section 144 of the Securities Act of 1933), equities and other charges.

4.    REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

     Seller and Purchaser hereby represent and warrant that there has been no act of omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.


     5.    Additional Provisions.

     Announcements.

a. Each of the parties hereto shall be responsible to make appropriate public announcements regarding this agreement as required by the securities laws of the Country of Malaysia and the United States of America and the regulations of the various regulating authorities and securities exchanges in the respective countries. Prior to any announcements by either party regarding the matter herein agreed each party shall deliver a copy of said announcement to the other party for review and approval.

b. Subject to the fulfillment of the terms of this agreement by both parties and of the rules, regulations and laws of the Country of Malaysia and the United States of America and the regulations of the various regulating authorities and securities exchanges in the respective countries Borneo Energy Sendirian Berhad shall be entitled to appoint one Director to the Board of Directors of Sustainable Power Corporation.


     6. GENERAL PROVISIONS

a.    Entire Agreement.

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     This Agreement (including any exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b.     Sections and Other Headings.

     The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.     Governing Law

     This agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Texas. The parties agree that in the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs and all other expenses, whether or not taxable by the court as costs in addition to any other relief to which the prevailing party may be entitled.





IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.


Signed, sealed and delivered:


Sustainable Power Corp.



\s\ John Rivera
---------------
John Rivera, CEO


Borneo Energy Sendirian Berhand


\s\ Abd Hamin Ibrahim
---------------------
Abd Hamin Ibrahim
Director